HCSB FINANCIAL CORPORATION

Exhibit 32

Section 1350 Certifications.

HCSB FINANCIAL CORPORATION

Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the President, Chief Executive Officer, and Principal Financial Officer HCSB Financial Corporation (the “Company”), certifies that to his knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ended March 31, 2005 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James R. Clarkson
James R. Clarkson
Chief Executive Officer May 16, 2005

/s/ James R. Clarkson
James R. Clarkson
Principal Financial Officer May 16, 2005